UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2024
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01. Entry into a Material Definitive Agreement.
Effective June 25, 2024, National Storage Affiliates Trust (the "Company") and Derek Bergeon, the Company's executive vice president and chief operating officer, have mutually agreed to terminate Mr. Bergeon's employment relationship with the Company (the "Termination Date"), for Mr. Bergeon to pursue other opportunities.
In connection with Mr. Bergeon leaving the Company, Mr. Bergeon entered into a separation agreement (the "Separation Agreement") with the Company dated June 25, 2024.
The Separation Agreement provides that, among other things and subject to certain conditions, Mr. Bergeon will receive (i) six months of his current base salary and (ii) the estimated difference between the premiums that Mr. Bergeon would be responsible for under the Company’s health insurance prior to the Termination Date and the premiums Mr. Bergeon would pay for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for six months following the Termination Date. In addition, 8,126 of Mr. Bergeon’s unvested performance-based long-term incentive plan units ("LTIP Units") in NSA OP, LP, a Delaware limited partnership (the "Operating Partnership"), shall fully vest, which amount represents the target level of performance, and Mr. Bergeon's 5,765 unvested LTIP Units in the Operating Partnership that vest on the basis of time shall fully vest, each effective as of the Termination Date.
In addition, in accordance with the Separation Agreement and his employment agreement, Mr. Bergeon is subject to a non-solicitation provision, effective for the twelve months following the Termination Date, as well as non-disparagement and confidentiality provisions, but is released from the restrictions on competition with the Company that were included in his employment agreement, also effective as of the Termination Date. Further, under the Separation Agreement, Mr. Bergeon provided a general release of claims in favor of the Company.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information in Item 1.01 above is incorporated into this Item 5.02 by reference.

ITEM 9.01.         Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit Number	Description
10.1	Separation Agreement
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ David G. Cramer
David G. Cramer
President and Chief Executive Officer

Date: June 28, 2024